Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Second Quarter Results
GAAP Revenue Increased 22%; Adjusted Revenue Increased 23%
Raising Full Year Adjusted DEPS Guidance

Sarasota, Florida, July 31, 2017 ... Roper Technologies, Inc. (NYSE: ROP), a diversified technology company, reported financial results for the second quarter ended June 30, 2017.

Roper reports results – including revenue, gross margin, operating margin, net income, and diluted earnings per share ("DEPS") – on a GAAP basis and an adjusted basis.

Second quarter GAAP revenue increased 22% to $1.13 billion and adjusted revenue grew 23% to $1.15 billion. GAAP gross margin increased 130 basis points to 62.2% and adjusted gross margin increased 170 basis points to 62.7%.

GAAP DEPS were $1.74, a 13% increase, while adjusted DEPS was $2.24, a 20% increase. Adjusted EBITDA grew 26% to $394 million and adjusted EBITDA margin grew 70 basis points to 34.3%.

"Our businesses continued to deliver excellent revenue and EBITDA growth in the quarter," said Brian Jellison, Roper's Chairman, President and CEO. "Revenue grew organically 6% with broad-based contributions from all four reporting segments. We also benefited significantly from our recent acquisitions, Deltek and ConstructConnect, which continue to perform exceptionally well.

"Outstanding margin and cash flow performance once again demonstrated the ability of our asset-light, niche market businesses to deliver excellent results. EBITDA as a percentage of revenue increased in all segments. Importantly, our year to date operating cash flow grew 33%, allowing us to reduce debt by $570 million. We are very pleased with our strong first half performance and we are well positioned to continue our positive momentum throughout the second half of the year," concluded Mr. Jellison.

2017 Guidance

Roper is raising its full year 2017 guidance and now expects adjusted DEPS of $9.12 - $9.30, compared to previous guidance of $8.98 - $9.28.

In the third quarter of 2017, the Company expects adjusted DEPS to be between $2.24 and $2.30.

The Company's guidance excludes the impact of future acquisitions or divestitures.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, July 31, 2017. The call can be accessed via webcast or by dialing +1 888-596-2581 (US/Canada) or +1 719-325-4799, using confirmation code 6827048. Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 6827048.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Adjusted Revenue Reconciliation and Growth Detail ($M)
	Q2 2017		Q2 2016		V%
GAAP Revenue	$1,135		$932		22%
Purchase accounting adjustment to acquired deferred revenueA,B	16	A	2	B
Adjusted Revenue	$1,151		$934		23%

Components of Adjusted Revenue Growth
Organic					6%
Acquisitions/Divestitures					18%
Foreign Exchange					(1)%
Total Adjusted Revenue Growth					23%

Table 2:  Adjusted DEPS Reconciliation
	Q2 2017	Q2 2016	V%
GAAP Diluted Earnings Per Share (DEPS)	$1.74	$1.54	13%
Purchase accounting adjustment to acquired deferred revenueA,B	0.10	0.02
Purchase accounting adjustment for commission expenseC	(0.01)	-
Amortization of Acquisition-related intangible assets, after taxD	0.46	0.31
Gain on Sale of divested energy product lineE	(0.06)	-
Impairment Charge on minority investmentF	0.01	-
Adjusted DEPS	$2.24	$1.87	20%

Table 3:  Adjusted Gross Margin Reconciliation ($M)
	Q2 2017		Q2 2016		V Bps
GAAP Revenue	$1,135		$932
Purchase accounting adjustment to acquired deferred revenueA,B	16	A	2	B
Adjusted Revenue	$1,151		$934

GAAP Gross Profit	$706		$568
Purchase accounting adjustment to acquired deferred revenueA,B	16	A	2	B
Adjusted Gross Profit	$722		$570

GAAP Gross Margin	62.2%		60.9%		+130 bps
Adjusted Gross Margin	62.7%		61.0%		+170 bps

Table 4:  Adjusted EBITDA Reconciliation ($M)
	Q2 2017		Q2 2016		V% / Bps
GAAP Revenue	$1,135		$932
Purchase accounting adjustment to acquired deferred revenueA,B	16	A	2	B
Adjusted Revenue	$1,151		$934

GAAP Net Earnings	$180		$158
Taxes	76		67
Interest expense	46		27
Depreciation	12		9
Amortization	74		50
Rounding	(1)
EBITDA	$387		$311		24%
% of GAAP Revenue	34.1%		33.4%		+70 bps

Purchase accounting adjustment to acquired deferred revenue, pretaxA,B	16	A	2	B
Purchase accounting adjustment for commission expense, pretaxC	(1)		-
Gain on sale of divested Energy product lineE	(9)		-
Impairment charge on minority investmentF	2		-
Rounding	(1)		1
Adjusted EBITDA	$394		$314		26%
% of Adjusted Revenue	34.3%		33.6%		+70bps

Table 5:  Adjusted Operating Cash Flow Reconciliation

	1H 2017	1H 2016	V%
GAAP Operating Cash Flow	$550	$377	46%
Cash paid for taxes on 2015 ABEL sale	-	37
Adjusted Operating Cash Flow	$550	$414	33%

Table 6:  Forecasted Adjusted DEPS Reconciliation

	Q3 2017		Full Year 2017
	Low End	High End	Low End	High End
GAAP DEPS	$1.72	$1.78	$7.03	$7.21
Purchase accounting adjustments to acquired deferred revenue and commissionsG	0.07	0.07	0.32	0.32
Amortization of acquisition-related intangible assets, after-taxD	0.45	0.45	1.82	1.82
Gain on sale of divested Energy product lineE			(0.06)	(0.06)
Impairment charge on minority investmentF			0.01	0.01
Adjusted DEPS	$2.24	$2.30	$9.12	$9.30

A	Acquisition-related fair value adjustments to deferred revenue related to the acquisitions of ConstructConnect ($3.0M pretax, $1.9M after-tax), and Deltek ($13.2M pretax, $8.6M after-tax).
B
Acquisition-related fair value adjustments to deferred revenue related to the acquisitions of On Center Software ($0.4M pretax, $0.2M after-tax), Aderant ($1.8M pretax, $1.2M after-tax), Atlas Medical ($0.1M pretax, $0.1M after-tax) and CliniSys ($0.2M pretax, $0.1M after-tax).

C	Purchase Accounting Adjustment for Commission Expense related to the acquisition of Deltek ($1.5M pretax, $1.0M after-tax).
D
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M); for comparison purposes, prior period amounts are also shown below. Tax Rate of 35% applied to amortization in all periods.

	Q2 2016A	Q3 2016A	FY 2016A	Q2 2017A	Q3 2017E	FY 2017E
Pretax	$50	$49	$201	$73	$72	$289
After-tax	$32	$32	$131	$48	$47	$188
Per share	$0.31	$0.31	$1.27	$0.46	$0.45	$1.82
E	Gain on sale of divested Energy product line ($9.4M pretax, $6.1M after-tax).
F	Impairment charge on minority investment ($1.8M pretax, $1.1M after-tax).
G	Forecasted acquisition-related fair value adjustments to acquired deferred revenue and commissions of ConstructConnect and Deltek, as shown below ($M, except per share data).

	Q3 2017	FY 2017E
Pretax	$10	$51
After-tax	$7	$33
Per Share	$0.07	$0.32

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Additional information about Roper is available on the Company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30,	December 31,
ASSETS	2017	2016

CURRENT ASSETS:
Cash and cash equivalents	$663,344	$757,200
Accounts receivable	576,362	619,854
Inventories	199,842	181,952
Unbilled receivable	146,944	129,965
Other current assets	114,619	87,530
Total current assets	1,701,111	1,776,501

PROPERTY, PLANT AND EQUIPMENT, NET	142,641	141,318

OTHER ASSETS:
Goodwill and other intangible assets, net	12,258,824	12,302,985
Deferred taxes	31,539	30,620
Other assets	79,173	73,503
Total other assets	12,369,536	12,407,108

TOTAL ASSETS	$14,213,288	$14,324,927

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$155,371	$152,067
Accrued compensation	156,665	161,730
Deferred revenue	516,362	488,399
Other accrued liabilities	238,975	219,339
Income taxes payable	29,826	22,762
Current portion of long-term debt	401,297	400,975
Total current liabilities	1,498,496	1,445,272

NONCURRENT LIABILITIES:
Long-term debt	5,241,103	5,808,561
Deferred taxes	1,158,965	1,178,205
Other liabilities	114,238	104,024
Total liabilities	8,012,802	8,536,062

STOCKHOLDERS' EQUITY:
Common stock	1,041	1,036
Additional paid-in capital	1,554,562	1,489,067
Retained earnings	4,908,492	4,642,402
Accumulated other comprehensive earnings	(244,812)	(324,739)
Treasury stock	(18,797)	(18,901)
Total stockholders' equity	6,200,486	5,788,865

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,213,288	$14,324,927

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net sales	$1,134,671	$931,558	$2,220,976	$1,833,981
Cost of sales	429,021	364,038	847,712	706,942

Gross profit	705,650	567,520	1,373,264	1,127,039

Selling, general and administrative expenses	411,392	314,442	820,750	628,970

Income from operations	294,258	253,078	552,514	498,069

Interest expense	45,813	26,863	91,678	54,276
Other income/(expense), net	6,969	(1,334)	5,922	(1,463)

Earnings from continuing operations before
income taxes	255,414	224,881	466,758	442,330

Income taxes	75,858	66,812	129,131	132,845

Net Earnings	$179,556	$158,069	$337,627	$309,485

Earnings per share:
Basic	$1.76	$1.56	$3.31	$3.06
Diluted	$1.74	$1.54	$3.27	$3.02

Weighted average common and common
equivalent shares outstanding:
Basic	102,081	101,249	101,983	101,160
Diluted	103,409	102,466	103,247	102,376

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2017		2016		2017		2016
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$350,764		340,585		$698,999		$672,799
RF Technology	460,497		288,761		890,116		568,971
Industrial Technology	192,867		178,627		376,271		349,862
Energy Systems & Controls	130,543		123,585		255,590		242,349
Total	$1,134,671		$931,558		$2,220,976		$1,833,981

Gross profit:
Medical & Scientific Imaging	$254,028	72.4%	$246,396	72.3%	$505,958	72.4%	$493,293	73.3%
RF Technology	279,735	60.7%	163,005	56.4%	531,213	59.7%	323,370	56.8%
Industrial Technology	98,167	50.9%	89,709	50.2%	191,318	50.8%	175,729	50.2%
Energy Systems & Controls	73,720	56.5%	68,410	55.4%	144,775	56.6%	134,647	55.6%
Total	$705,650	62.2%	$567,520	60.9%	$1,373,264	61.8%	$1,127,039	61.5%

Operating profit*:
Medical & Scientific Imaging	$121,315	34.6%	$114,271	33.6%	$241,108	34.5%	$228,727	34.0%
RF Technology	119,558	26.0%	89,354	30.9%	208,542	23.4%	178,120	31.3%
Industrial Technology	58,249	30.2%	51,291	28.7%	111,862	29.7%	98,050	28.0%
Energy Systems & Controls	32,867	25.2%	27,769	22.5%	63,103	24.7%	51,951	21.4%
Total	$331,989	29.3%	$282,685	30.3%	$624,615	28.1%	$556,848	30.4%

Net Orders:
Medical & Scientific Imaging	$352,018		$338,436		$702,795		$682,286
RF Technology	488,476		318,231		929,765		599,356
Industrial Technology	201,655		175,967		396,971		354,872
Energy Systems & Controls	129,510		123,704		256,237		246,474
Total	$1,171,659		$956,338		$2,285,768		$1,882,988

*Segment operating profit is before unallocated corporate general and administrative expenses.
These expenses were $37,731 and $29,607 for the three months ended June 30, 2017 and 2016, respectively, and $72,101 and $58,779 for the six months ended June 30, 2017 and 2016, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended
	June 30,
	2017	2016

Net earnings	$337,627	$309,485
Non-cash items:
Depreciation	24,284	19,052
Amortization	147,186	99,719
Stock-based compensation expense	43,864	39,092
Gain on sale of assets	(9,393)	-
Income taxes	(51,019)	(77,931)
Changes in assets and liabilities:
Receivables	33,197	(10,202)
Inventory	(13,177)	(104)
Accounts payable	(360)	(5,481)
Accrued liabilities	48,996	7,763
Other, net	(11,113)	(4,561)
Cash provided by operating activities	550,092	376,832

Business acquisitions, net of cash acquired	(35,515)	(274,968)
Capital expenditures	(24,797)	(18,348)
Capitalized software expenditures	(5,725)	(1,249)
Proceeds from sale of assets	10,506	758
Other, net	(6,531)	570
Cash used in investing activities	(62,062)	(293,237)

Revolver payments, net	(570,000)	(180,000)
Dividends	(70,937)	(60,383)
Proceeds from stock-based compensation, net	20,711	8,516
Other, net	1,854	(110)
Cash used in financing activities	(618,372)	(231,977)

Effect of exchange rate changes on cash	36,486	(7,835)

Net decrease in cash and equivalents	(93,856)	(156,217)
Cash and equivalents, beginning of period	757,200	778,511

Cash and equivalents, end of period	$663,344	$622,294